Exhibit 99.2

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On November 2, 2022, affiliates of Level 3 Parent, LLC, an indirect wholly-owned subsidiary of Lumen Technologies, Inc. (“Lumen” or “the Company”), granted an option (“Option Agreement”) to Colt Technology Services Group Limited (“Colt”), a portfolio company of Fidelity Investments, to purchase certain of their operations in Europe, the Middle East and Africa (the “EMEA Business”). Following the completion of a French consultative process, the parties entered into a definitive purchase agreement on February 8, 2023 (the “Purchase Agreement”). On November 1, 2023, pursuant to the Purchase Agreement, as amended and supplemented to date, affiliates of Lumen sold the EMEA Business to Colt (the “Divestiture”) and certain of its wholly-owned subsidiaries in exchange for $1.80 billion of consideration, which was reduced by $64 million of closing adjustments and transaction costs, resulting in pre-tax cash proceeds of approximately $1.736 billion. This consideration is further subject to certain post-closing adjustments and indemnities set forth in the Purchase Agreement, as amended and supplemented to date.

Since entering into the Option Agreement on November 2, 2022, Lumen has classified the assets and liabilities of the EMEA Business as held for sale, measured at the lower of (i) the carrying value when we classified the disposal group as held for sale and (ii) the fair value of the disposal group, less costs to sell. The combined results of operations of the EMEA Business will no longer be included in Lumen’s consolidated results of operations beginning November 1, 2023.

The following unaudited pro forma condensed consolidated statements of operations of Lumen for the year ended December 31, 2022, and for the nine months ended September 30, 2023 are presented as if the Divestiture occurred as of January 1, 2022 and give effect to the elimination of the net assets and historical financial results of the EMEA Business due to the Divestiture, as well as other pro forma adjustments. These adjustments also reflect the impact of certain commercial agreements with Colt and its affiliates entered into at the time of the Divestiture which will have a continuing impact on Lumen’s results, as described further below. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 is presented as if the Divestiture had occurred as of September 30, 2023.

Lumen prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The following unaudited pro forma condensed consolidated financial statements are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what Lumen’s financial position and results of operations might have been had the Divestiture occurred on the dates indicated, but not to project Lumen’s financial position or results of operations for any future date or period.

The information in the “Lumen Historical” columns in the following unaudited pro forma condensed consolidated financial statements was derived from Lumen’s historical consolidated financial statements for the periods and as of the date presented and includes the impacts of the expected loss on disposal of the EMEA Business. Additionally, the following items are reflected in the “Lumen Historical” columns as indicated below:

•

For the year ended December 31, 2022, the operations of the Latin American business sold on August 1, 2022 and the portion of the incumbent local exchange business sold on October 3, 2022, in each case through the respective date of sale, as well as the related gains on sale totaling $773 million.

•	For the nine months ended September 30, 2023 and the year ended December 31, 2022, aggregate gains of $618 million and $214 million, respectively, resulting from early debt retirements.

•	Goodwill impairments of $8.8 billion and $3.3 billion for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.

The following unaudited pro forma condensed consolidated financial statements and their accompanying notes should be read in conjunction with the consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Lumen’s Annual Report on Form 10-K for the year ended December 31, 2022 and Lumen’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

The information in the “Removal of EMEA Business” columns in the following unaudited pro forma condensed consolidated financial statements:

•	reflects the elimination of the net assets and historical financial performance of the EMEA Business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)

•	does not reflect what the EMEA Business’ results of operations would have been on a standalone basis, and

•	is not intended to represent the EMEA Business’ future capitalization or results of operations.

The information in the “Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements have not been adjusted to reflect Lumen’s potential dis-synergies that could result from the Divestiture and, in accordance with applicable SEC rules, do not reflect any nonrecurring transaction or separation expenses that the Company expects to incur after the Divestiture.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

	Lumen Historical	Removal of EMEA Business	Pro Forma Adjustments		Lumen Pro Forma

	(In millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$311	—	1,736	[4]	2,047
Accounts receivable, net	1,411	—	—		1,411
Assets held for sale	1,942	(1,845)[11]	—		97
Other	982	—	—		982

Total current assets	4,646	(1,845)	1,736		4,537

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,582	—	—		40,582
Accumulated depreciation	(20,976)	—	—		(20,976)

Net property, plant and equipment	19,606	—	—		19,606

GOODWILL AND OTHER ASSETS
Goodwill	3,864	—	—		3,864
Customer relationships, net	4,088	—	—		4,088
Other intangible assets, net	1,656	—	—		1,656
Other, net	2,061	—	—		2,061

Total goodwill and other assets	11,669	—	—		11,669

TOTAL ASSETS	$35,921	(1,845)	1,736		35,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$155	—	—		155
Accounts payable	1,015	—	—		1,015
Accrued expenses and other liabilities	1,629	—	14	[10]	1,643
Liabilities held for sale	478	(473)[11]	—		5
Current portion of deferred revenue	643	—	—		643

Total current liabilities	3,920	(473)	14		3,461

LONG-TERM DEBT	19,740	—	—		19,740
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	3,192	—	(81)[9]		3,111
Benefit plan obligations, net	2,322	—	—		2,322
Other	4,528	—	81	[9]	4,609

Total deferred credits and other liabilities	10,042	—	—		10,042
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	1,008	—	—		1,008
Additional paid-in capital	18,117	—	—		18,117
Accumulated other comprehensive loss	(1,057)	—	350	[6]	(707)
Accumulated deficit	(15,849)	(1,372)[7]	1,372	[6,7]	(15,849)

Total stockholders’ equity	2,219	(1,372)	1,722		2,569

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,921	(1,845)	1,736		35,812

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2023

	Lumen Historical	Removal of EMEA Business	Pro Forma Adjustments	Lumen Pro Forma

	(In millions, except per share amounts)
OPERATING REVENUE	$11,040	(500)	57 [1,2]	10,597

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	5,407	(296)	103 [2]	5,214
Selling, general and administrative	2,302	(87)	—	2,215
Loss on disposal groups held for sale	112 [8]	—	—	112
Depreciation and amortization	2,234	—	—	2,234
Goodwill impairment	8,793	—	—	8,793

Total operating expenses	18,848	(383)	103	18,568

OPERATING LOSS	(7,808)	(117)	(46)	(7,971)
OTHER (EXPENSE) INCOME
Interest expense	(868)	—	—	(868)
Net gain on early retirement of debt	618	—	—	618
Other expense, net	(37)	11	10 [1]	(16)

Total other (expense) income, net	(287)	11	10	(266)

LOSS BEFORE INCOME TAX EXPENSE	(8,095)	(106)	(36)	(8,237)
Income tax expense	208	(22)[3]	(9)[3]	177

NET LOSS	$(8,303)	(84)	(27)	(8,414)

BASIC AND DILUTED LOSS PER COMMON SHARE
BASIC	$(8.45)	(0.08)	(0.03)	(8.56)
DILUTED	$(8.45)	(0.08)	(0.03)	(8.56)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	982,853	—	—	982,853
DILUTED	982,853	—	—	982,853

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

	Lumen Historical	Removal of EMEA Business	Pro Forma Adjustments	Lumen Pro Forma

	(In millions, except per share amounts)
OPERATING REVENUE	$17,478	(653)	84 [1,2]	16,909

OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	7,868	(428)[5]	138 [2]	7,578
Selling, general and administrative	3,078	(114)	—	2,964
Gain on sale of businesses	(773)	—	—	(773)
Loss on disposal groups held for sale	700 [8]	—	—	700
Depreciation and amortization	3,239	(193)[5]	—	3,046
Goodwill impairment	3,271	(43)	—	3,228

Total operating expenses	17,383	(778)	138	16,743

OPERATING INCOME (LOSS)	95	125	(54)	166
OTHER (EXPENSE) INCOME
Interest expense	(1,332)	2	—	(1,330)
Net gain on early retirement of debt	214	—	—	214
Other income (expense), net	32	(31)	9 [1]	10

Total other expense, net	(1,086)	(29)	9	(1,106)

LOSS BEFORE INCOME TAX EXPENSE	(991)	96	(45)	(940)
Income tax expense	557	20 [3]	(11)[3]	566

NET LOSS	$(1,548)	76	(34)	(1,506)

BASIC AND DILUTED LOSS PER COMMON SHARE
BASIC	$(1.54)	0.08	(0.03)	(1.49)
DILUTED	$(1.54)	0.08	(0.03)	(1.49)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	1,007,517	—	—	1,007,517
DILUTED	1,007,517	—	—	1,007,517

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

LUMEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC on the basis described under the heading “Introduction.”

Adjustments

Note (1). These adjustments reflect an estimate of the fees Lumen would have received from Colt during the applicable period for providing transition services to Colt and its affiliates in accordance with a Transition Services Agreement entered into between the parties on the closing date (the “TSA”), estimated to be approximately $13 million for the nine months ended September 30, 2023 and $15 million for the year ended December 31, 2022, with a portion of these fees recognized in other income and a portion as operating revenue, based on the service provided. Under the TSA, Lumen began providing transition services upon the November 1, 2023 completion date of the Divestiture. These transition services are expected to have a recurring impact and are provided for the sole purpose of supporting the operations of the EMEA Business after the Divestiture. The terms of services to be provided under the TSA range from 6 to 24 months, subject to Colt’s right to extend the term of certain services for an additional period up to at least 12 months and to terminate early the term of any service.

Note (2). These adjustments reflect an estimate of the aggregate impact of commercial agreements of approximately $54 million of additional operating revenue and $103 million of additional operating expense for the nine months ended September 30, 2023 and $78 million of additional operating revenue and $138 million of additional operating expense for the year ended December 31, 2022 that would have been realized during the applicable periods under the following agreements entered into between Lumen (and its affiliates) and Colt (and its affiliates) on the closing date:

•	a Master Services Agreement, pursuant to which a Lumen subsidiary will provide various communications services to Colt and its affiliates under multi-year arrangements; and

•	a Master Services Agreement, pursuant to which an affiliate of Colt will provide various network services to a Lumen subsidiary under multi-year arrangements.

Note (3). These adjustments represent an estimate of the tax impact of the Divestiture and the transactions between the parties under the agreements summarized in Notes (1) and (2), as well as the tax impacts corresponding to all other pro forma adjustments noted within. In determining the tax rate to apply for the adjustments under the “Removal of the EMEA Business” heading, the Company used the blended statutory income tax rate in effect for the periods presented, which was 21.13% for both the nine months ended September 30, 2023 and for the year ended December 31, 2022. In determining the tax rate to apply to the adjustments under the “Pro Forma Adjustments” heading, the Company used the U.S. statutory and blended state rate in effect for the periods presented, which was 24.56% for both the nine months ended September 30, 2023 and for the year ended December 31, 2022.

Note (4). This adjustment represents the pre-tax cash proceeds of $1.736 billion received from Colt in connection with the Divestiture, as described further under the heading “Introduction.” This amount is subject to certain post-closing adjustments and indemnities.

Note (5). Effective with the designation of the EMEA Business disposal group as held for sale on November 2, 2022, Lumen suspended recording depreciation of property, plant and equipment and amortization of finite-lived intangible assets and right-of-use assets while these assets were classified as held for sale. For the year ended December 31, 2022, we recognized $249 million of depreciation and amortization (comprised of $193 million reported in the Depreciation and amortization line item and $56 million of amortization for right-of-use assets reported in Cost of services and products) prior to the held for sale classification. These adjustments include the removal of depreciation and amortization expense that was recognized in the historical periods presented prior to the designation of the divested assets as held for sale. We did not recognize any depreciation and amortization for the nine months ended September 30, 2023.

Note (6). Accumulated other comprehensive loss (“AOCL”) for the “Lumen Historical” column includes currency translation losses in the amount of $373 million directly attributable to the EMEA Business as well as $(23) million of unamortized pension costs associated with the UK pension plans to be assumed by Colt. This adjustment represents the consequences of settling the AOCL amounts, and the impacts in the statement of operations are included in the total estimated loss on disposal.

Note (7). The accumulated deficit in the “Lumen Historical” column reflects the total estimated loss on disposal of $772 million as further described in Note (8) below. The adjustments shown in the two adjustment columns reflect the impacts of removing the assets and liabilities held for sale and recording the impacts of the net proceeds received.

Note (8). The “Lumen Historical” column for the year ending December 31, 2022 includes the reported estimated loss on disposal of the EMEA Business of $660 million (together with an additional unrelated $40 million loss on disposal), and for the nine months ended September 30, 2023, the incremental estimated loss on disposal of the EMEA Business of $112 million.

Note (9). Deferred income taxes, net in the “Lumen Historical” column includes a U.S. deferred tax liability of $81 million related to the EMEA Business. The pro forma adjustment represents the tax consequences of settling this U.S. deferred tax liability.

Note (10). This adjustment represents a credit to be provided to Colt for certain services that will be performed under the TSA described in Note (1). This amount is included in the valuation allowance reflected in the Assets of the EMEA Business held for sale in Note (11). The pro forma adjustment reflects the impact of recording a deferred liability as part of the final closing adjustments.

Note (11). Assets and Liabilities Held For Sale

In the accompanying Lumen Historical balance sheet as of September 30, 2023, the assets and liabilities of our EMEA Business have been classified as held for sale and have been measured at the lower of (i) the carrying value when we classified the EMEA Business as held for sale and (ii) the fair value of the EMEA Business, less costs to sell.

The principal components of the held for sale assets and liabilities of the EMEA Business as of September 30, 2023 were as follows:

September 30, 2023 (in millions)
Assets of the EMEA Business held for sale
Cash and cash equivalents	$27
Accounts receivable, less allowance of $4	70
Other current assets	55
Property, plant and equipment, net accumulated depreciation of $1,020	1,955
Customer relationships and other intangible assets, net	103
Operating lease assets	215
Valuation allowance on assets held for sale	(772)
Deferred tax assets	154
Other non-current assets	38

Total assets held for sale	$1,845

Liabilities of the EMEA Business held for sale
Accounts payable	$57
Salaries and benefits	20
Current portion of deferred revenue	28
Current operating lease liabilities	41
Other current liabilities	34
Deferred income taxes	60
Asset retirement obligations	31
Deferred revenue, non-current	99
Operating lease liabilities, non-current	103

Total liabilities held for sale	$473